Exhibit 10.1

MARLIN BUSINESS SERVICES CORP.

2014 EQUITY COMPENSATION PLAN

PERFORMANCE STOCK UNIT AWARD

The Compensation Committee of the Board of Directors of Marlin Business Services Corp. (the “Committee”) has determined to grant to you a performance stock unit award (the “PSU Grant”) under the Marlin Business Services Corp. 2014 Equity Compensation Plan (the “Plan”) that is convertible into shares of common stock of Marlin Business Services Corp. The terms of the PSU Grant are set forth in the attached Stock Unit Award Agreement (the “Agreement”). The following provides a summary of the key terms of the PSU Grant; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the PSU Grant.

SUMMARY OF PSU GRANT

Participant:	[ ]

Date of Grant:	[ ], 2016

Total Number of Stock Units Granted:	[ ]

Vesting Date*:	The number of stock units, if any, that may become earned and vested will be determined based on the level of achievement of the performance goals set forth on Exhibit A to the Agreement for the Performance Period (as defined in the Agreement).

*	Except as provided in the Agreement in the event of a termination of employment or service by the Employer (as defined in the Agreement) on account of death, Disability (as defined in the Agreement) or without Cause (as defined in the Agreement) or resignation by you for Good Reason (as defined in the Agreement), you must remain continuously employed by, or providing service to, the Employer from the Date of Grant to the fourth anniversary of the Date of Grant in order to be eligible to earn and vest in any stock units subject to this PSU Grant for which the Performance Goals have been met, as certified by the Committee.

MARLIN BUSINESS SERVICES CORP.

2014 EQUITY COMPENSATION PLAN

STOCK UNIT AWARD AGREEMENT

This STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of [                 ], 2016 (the “Date of Grant”), is delivered by Marlin Business Services Corp. (the “Company”) to [                                        ] (the “Participant”).

RECITALS

A.    The Company will grant the Participant a restricted stock award under the Marlin Business Services Corp. 2014 Equity Compensation Plan (the “Plan”) equal to [            ] shares of the common stock of the Company, in the form of performance stock units that will become vested if certain performance goals are met and the Participant remains continuously employed by, or providing service to, the Company or its subsidiaries through the designated employment period (the “PSU Grant”).

B.    C.    The Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the PSU Grant shall be granted under the Plan to the Participant as stock units that will be convertible into an equivalent number of shares of common stock of the Company (the “Company Stock”).

D.    The Committee has determined that the PSU Grant shall be memorialized in this Agreement and the PSU Grant shall have the terms and conditions as set forth in this Agreement, which includes the requirement that certain specified performance goals, as set forth in Exhibit A attached hereto (the “Performance Goals”), be met in order for the Participant to be eligible to earn and vest in such stock units. The Participant may receive a copy of the Plan by contacting Edward Dietz, Secretary, at 888-479-9111, ext. 4458.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.    Performance Stock Unit Grant. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Participant [                    ] restricted stock units (the “Performance Stock Units”). The Performance Stock Units will be earned and vested and distributable if and only to the extent that the Performance Goals and other conditions set forth in this Agreement are met. Each Performance Stock Unit shall be a phantom right and shall entitle the Participant to receive one share of Company Stock on the applicable Distribution Date (as defined below), as described in Paragraph 5 below. The number of Performance Stock Units set forth above is equal to the maximum number of shares of Company Stock that the Participant may be eligible to earn and become vested for 150% achievement of the Performance Goals described in Exhibit A.

2.    Performance Stock Unit Account. The Company shall establish and maintain a Performance Stock Unit account as a bookkeeping account on its records (the “Performance Stock Unit Account”) for the Participant and shall record in such Performance Stock Unit Account the number of Performance Stock Units granted to the Participant. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this grant nor the Performance Stock Unit Account established for the Participant.

3.    Performance Goals.

(a)    The number of Performance Stock Units subject to this PSU Grant that may become earned and vested is expressly contingent upon the level of achievement of the Performance Goals, as certified by the Committee, and the other terms and conditions of the Agreement.

(b)    Unless (x) the Employer (as defined in the Plan) terminates the Participant’s employment, or service, on account of death, Disability (as defined in the Plan) or a termination without Cause (as defined in the Company’s Severance Pay Plan for Senior Management (the “Severance Plan”)), or the Participant resigns for Good Reason (as defined in the Severance Plan), in any such case, after the first anniversary of the Date of Grant, but prior to the last day of the Performance Period (as defined below) or (y) a Change in Control (as defined in the Plan) occurs prior to the end of the Performance Period, then in any other case within thirty (30) days following the end of the Performance Period the Committee will determine whether and to what extent the Performance Goals have been met and will certify the number of Performance Stock Units in which the Participant may become earned and vested, if any, as set forth in Exhibit A; provided that the Participant must be employed by, or providing service to, the Employer on [                 ], 2020 (the “Vesting Date”) in order to earn and vest in the Performance Stock Units that the Committee has certified, unless, following the end of the Performance Period, but prior to [                 ], 2020, the Participant’s employment or service is terminated by the Employer on account of death, Disability or a termination without Cause or the Participant resigns for Good Reason, in which case the date on which the Participant’s employment or service is terminated shall be the Vesting Date (i.e., the Vesting Date shall be accelerated to the date on which the Participant’s employment or service terminates) for purposes of the Participant earning and becoming vested in the Performance Stock Units which the Committee has certified pursuant to this Paragraph 3(b). Any Performance Stock Units for which the Performance Goals were not met at the end of the Performance Period, as certified by the Committee after the end of the Performance Period, shall be forfeited and the Participant shall not have any rights with respect to the distribution of any portion of the Performance Stock Units that are forfeited. The Performance Stock Units that become earned and vested as described in this Paragraph shall be distributed to the Participant on the Vesting Date in accordance with Paragraph 5.

(c)    If the Employer terminates the Participant’s employment or service on account of death, Disability or a termination without Cause or the Participant resigns for Good Reason, in any such case, after the first anniversary of the Date of Grant, but prior to the last day of the Performance Period, then the Performance Period will end on the date on which the Participant’s employment or service terminates (the “Employment Termination Date”) and the Committee will determine within thirty (30) days following the Participant’s Employment Termination Date whether and to what extent the Performance Goals have been met and certify the number of Performance Stock Units the Participant has earned and vested, if any, as of the Employment Termination Date as set forth in Exhibit A. Any Performance Stock Units that the Committee does not certify as becoming earned and vested as provided in this Paragraph 3(c) shall be forfeited and the Participant shall not have any rights with respect to the distribution of any portion of the Performance Stock Units that are forfeited. The Performance Stock Units that become earned and vested as described in this Paragraph 3(c) shall be distributed to the Participant on the Employment Termination Date in accordance with Paragraph 5. For purposes of clarity, (i) if the Participant’s employment or service with the Employer terminates for any reason or no reason, including termination by the Employer on account of death, Disability or without Cause or resignation by the Participant on account of Good Reason, prior to the first anniversary of the Date of Grant, except as provided in Paragraph 3(d) below, all of the Performance Stock Units will be forfeited as of the date on which the Participant’s employment or service terminates and the Participant shall not have any rights with respect to the distribution of any portion of the Performance Stock Units, and (ii) the term “Employment Termination Date” shall not mean a termination of employment following the last day of the Performance Period or a Change in Control, if earlier.

(d)    If a Change in Control occurs prior to the end of the Performance Period and the Participant is employed by, or providing service to, the Employer, on the date of the Change in Control, then the Performance Period will end on the date of the Change in Control and the Committee will determine effective as of the date of the Change in Control whether and to what extent the Performance Goals have been met and certify the number of Performance Stock Units in which the Participant may become earned and vested, if any, as of the date of the Change in Control as set forth in Exhibit A; provided that the Participant must be employed by, or providing service to, the Employer on [                 ], 2020 (i.e., the Vesting Date) in order to earn and vest in the Performance Stock Units which the Committee has certified as of the date of the Change in Control, unless, on or after the date of the Change in Control, but prior to [                 ], 2020, the Participant’s employment or service is terminated by the Employer on account of death, Disability or a termination without Cause or the Participant resigns for Good Reason, in which case the date on which the Participant’s employment or service is terminated shall be the Vesting Date (i.e., the Vesting Date shall be accelerated to the date on which the Participant’s employment or service terminates) for purposes of the Participant earning and becoming vested in the Performance Stock Units which the Committee has certified pursuant to this Paragraph 3(d). Any Performance Stock Units for which the Performance Goals were not met as of the date of the Change in Control, as certified by the Committee as of the date of the Change in Control, shall be forfeited and the Participant shall not have any rights with respect to the distribution of any portion of the Performance Stock Units that are forfeited. The Performance Stock Units that become earned and vested as described in this Paragraph 3(d) shall be distributed to the Participant on the Vesting Date in accordance with Paragraph 5.

(e)    For the purposes of this Agreement, the term “Performance Period” shall mean, unless otherwise provided in Exhibit A, the period beginning on [                 ], 2017 and ending on [                 ], 2019.

4.    Termination of Employment or Service.

(a)    Termination for Cause; Voluntary Termination without Good Reason. If at any time prior to [                 ], 2020 the Participant’s employment or service with the Employer is terminated by the Employer on account of Cause, or by the Participant without Good Reason, then all of the Performance Stock Units subject to this Agreement shall be immediately forfeited as of the date of the Participant’s termination of employment or service with the Employer and the Participant shall not have any rights with respect to the distribution of any portion of the Performance Stock Units.

(b)    Termination by Employer without Cause, Death or Disability; Resignation for Good Reason. If at any time prior to the earlier to occur of (i) [                 ], 2017 or (ii) a Change in Control, the Participant’s employment or service with the Employer is terminated by the Employer on account of death, Disability or without Cause or by the Participant for Good Reason, then all of the Performance Stock Units subject to this Agreement shall be immediately forfeited as of the date of the Participant’s termination of employment or service with the Employer and the Participant shall not have any rights with respect to the distribution of any portion of the Performance Stock Units.

5.    Time and Form of Payment with Respect to Performance Stock Units. The Participant (or, in the event of death, the Participant’s estate) shall receive a distribution with respect to Performance Stock Units, if any, that become earned and vested as described in Paragraph 3 above within sixty (60) days following (i) with respect to Paragraph 3(b) or (d), as applicable, the Vesting Date and (ii) with respect to Paragraph 3(c), the Employment Termination Date. The Performance Stock Units, if any, that have become earned and vested will be distributed in shares of Company Stock (or such other equivalent consideration following a Change in Control), with each earned and vested Performance Stock Unit equivalent to one share of Company Stock. Fractional Performance Stock Units shall be disregarded. Any Performance Stock Units not earned and vested because of the failure to satisfy the performance conditions and continuing employment and service conditions, are forfeited as described in Paragraphs 3 and 4 above. The date on which the earned and vested Performance Stock Units are distributed as provided in this Paragraph 5 is hereinafter referred to as the “Distribution Date”.

6.    Dividend Equivalents. Should any ordinary dividends, other than in shares of Company Stock, be declared and paid with respect to the shares of Company Stock during the period between (a) the Date of Grant and (b) the Distribution Date (i.e. shares of Company Stock issuable under the Performance Stock Units are not issued and outstanding for purposes of entitlement to the dividend or distribution), the Company shall credit, subject to the annual limitation on dividend equivalents set forth in Section 12(d) of the Plan, to a dividend equivalent bookkeeping account (the “Dividend Equivalent Account”) the value of the ordinary dividends that would have been paid if the outstanding Performance Stock Units credited to the Participant’s Performance Stock Unit Account at the time of the declaration of the dividend were outstanding shares of Company Stock. At the same time that the corresponding Performance Stock Units, if any, are converted to shares of Company Stock and distributed to the Participant (or, in the event of death following the Performance Period, the Participant’s estate) as set forth in Paragraph 5, the Company shall pay to the Participant (or, in the event of death, the Participant’s estate) a lump sum cash payment equal to the value of the dividends credited to the Participant’s Dividend Equivalent Account that correspond to such Performance Stock Units to the extent earned and vested; provided, however, that any dividend equivalents that were credited to the Participant’s Dividend Equivalent Account that are attributable to Performance Stock Units that have been forfeited as provided in Paragraphs 3 and 4 above shall be forfeited and not be payable to the Participant (or, in the event of death, the Participant’s estate). No interest shall accrue on any dividend equivalents credited to the Participant’s Dividend Equivalent Account.

7.    Change in Control. Except as otherwise set forth in this Agreement, the provisions set forth in the Plan applicable to a Change in Control shall apply to the Performance Stock Units, and, in the event of a Change in Control, the Committee may take such actions as it deems appropriate pursuant to the Plan and is consistent with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement.

8.    Acknowledgment by Participant. By accepting this grant, the Participant acknowledges that with respect to any right to distribution and payment pursuant to this grant, the Participant is and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Participant hereby covenants for himself, and anyone at any time claiming through or under the Participant, not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Participant also hereby agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant further agrees to be bound by the determinations and decisions of the Committee with respect to this grant and the Plan and the Participant’s rights to benefits under this grant and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Participant, his beneficiaries and any other person having or claiming an interest under this grant and the Plan on behalf of the Participant.

9.    Restrictions on Issuance or Transfer of Shares of Company Stock.

(a)    The obligation of the Company to deliver shares of Company Stock on the Distribution Date with respect to the Performance Stock Units in which the Participant has earned and vested, as determined by the Committee, shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Company Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Company Stock, the shares of Company Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares of Company Stock and the payment of cash or other consideration to the Participant (or, in the event of death, the Participant’s estate) pursuant to this grant is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

(b)    As a condition to the receipt of any shares of Company Stock upon distribution of the earned and vested Performance Stock Units, the Participant agrees to be bound by the Company’s policies, including, but not limited to, the Company’s insider trading policy, the Company’s clawback policy, and the Company’s policies regarding the limitations on the transfer of such shares, and understands that there may be certain times during the year that the Participant will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares.

10.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in the Plan. This Agreement is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this grant pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Participant’s acceptance of this grant is the Participant’s agreement to be bound by the interpretations and decisions of the Committee with respect to this grant and the Plan.

11.    No Rights as Stockholder. The Participant shall not have any rights as a stockholder of the Company, including the right to any dividends (except as provided in Paragraph 6), or the right to vote, with respect to any Performance Stock Units.

12.    No Rights to Continued Employment or Service. This grant shall not confer upon the Participant any right to be retained in the employment or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Participant’s employment or service at any time. The right of the Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

13.    Assignment and Transfers. Prior to the actual issuance of the shares of Company Stock under the Performance Stock Units which become earned and vested hereunder, the Participant may not transfer any interest in the Performance Stock Units or dividend equivalents or the underlying shares of Company Stock or pledge or otherwise hedge the sale of those units, dividend equivalents or shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those shares. However, any shares which are earned and vested hereunder but otherwise remain unissued at the time of the Participant’s death shall be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance. Any attempt to transfer, assign, pledge, or encumber the Performance Stock Units or dividend equivalents under this grant by the Participant shall be null, void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company. This Agreement may be assigned by the Company without the Participant’s consent.

14.    Withholding. The Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant, vesting and distribution of the Performance Stock Units and dividend equivalents. Subject to Committee approval, the Participant may elect to satisfy any tax withholding obligation of the Employer with respect to the distribution of shares of Company Stock pursuant to the Performance Stock Units that are earned and vested by having shares of Company Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities. Notwithstanding anything to the contrary herein or the Plan, until the Participant has satisfied the Employer’s withholding obligation with respect to the shares of Company Stock as described in this Paragraph 14, the Participant shall not have any rights to sell or transfer any shares of Company Stock that have been distributed to the Participant pursuant to Paragraph 5.

15.    Effect on Other Benefits. The value of shares of Company Stock and dividend equivalents distributed with respect to the Performance Stock Units shall not be considered eligible earnings for purposes of any other plans maintained by the Company or the Employer. Neither shall such value be considered part of the Participant’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

16.    Applicable Law. The validity, construction, interpretation and effect of this grant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

17.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

18.    Section 409A of the Code. This grant is intended to be exempt from the requirements of section 409A of the Code in reliance on the short-term deferral exception under section 409A of the Code. Notwithstanding the foregoing, if any Performance Stock Units are subject to the requirements of section 409A of the Code it is intended that this Agreement comply with the requirements of section 409A of the Code with respect to such Performance Stock Units and this Agreement shall be interpreted and administered to avoid any penalty sanctions under section 409A of the Code. If any distribution or payment cannot be provided or made at the time specified herein, then such distribution or payment shall be provided in full at the earliest time thereafter when such sanctions cannot be imposed, including if the distribution is subject to the requirements of section 409A of the Code and is paid to the Participant on account of (i) separation from service, delaying such distribution until six (6) months following the date of the Participant’s separation from service if the Participant is a specified employee (as defined in section 409A of the Code and its corresponding regulations) at such time and (ii) a change in control, such distribution will only be paid on account of a change in control if such is a change in control within the meaning of section 409A of the Code and its corresponding regulations. In no event may the Participant, directly or indirectly, designate the calendar year of distribution or payment.

19.    Contents of Agreement; Amendment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written with respect to the PSU Grant. This Agreement cannot be changed, modified, extended or terminated except upon written amendment executed by the parties hereto. Any such written amendment must be approved by the Committee to be effective against the Company. In addition, the terms set forth herein as it relates to the ability for the Participant to earn and vest in the Performance Stock Units and dividend equivalents shall control with respect to the Participant’s rights with respect to the Performance Stock Units and corresponding dividend equivalents, and any contrary provision set forth in any agreement (whether oral or written) between the Participant and the Employer that relates to the earning and/or vesting of equity rights shall not apply to this PSU Grant.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this instrument, and the Participant has placed his or her signature hereon, effective as of the Date of Grant.

MARLIN BUSINESS SERVICES CORP.

By:

I hereby accept the grant of Performance Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Participant

Date

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